JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 24th day of February, 2014.

F2 BIOSCIENCE IV, L.P.
By: F2 Bioscience IV GP Ltd., General Partner

By: /s/ Mark Fagan
Name:	Mark Fagan, Director

F2 BIOSCIENCE IV GP LTD.

By: /s/ Mark Fagan
Name:	Mark Fagan, Director

F2 BIO VENTURES V, L.P.
By: F2 Bio Ventures GP Ltd., General Partner

By: /s/ Jerome Schonbachler
Name:	Jerome Schonbachler, Director

F2 BIO VENTURES GP LTD.

By: /s/ Jerome Schonbachler
Name:	Jerome Schonbachler, Director

GLOBEWAYS HOLDINGS LIMITED

By: /s/ Barbara Haldi /s/ Vincent McCartney
Name:	Barbara Haldi, Clambake Limited & Vincent McCartney, Cellar Limited, Directors of Corporate Directors

Signature Page Joint Filing Agreement